EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
Nos. 33-69554, 333-53296, 333-53296-01, 333-53296-02 and 333-53296-03, on
Form S-3, of TXU US Holdings Company (US Holdings), of our report dated
April 15, 2002, on the combined financial statements of TXU Energy Company LLC (the Company) and the businesses that comprise the Company, as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, appearing in the Current Report on Form 8-K of US Holdings dated April 17, 2002.

Dallas, Texas
April 17, 2002